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                                                                   EXHIBIT 10-CC



                               FIRST AMENDMENT TO

                         MEMC ELECTRONIC MATERIALS, INC.

                           1995 EQUITY INCENTIVE PLAN

                   (AS AMENDED AND RESTATED ON AUGUST 3, 2000)

WHEREAS, MEMC Electronic Materials, Inc. (the "Company") maintains the MEMC Electronic Materials, Inc. 1995 Equity Incentive Plan, as Amended and Restated on August 3, 2000 (the "1995 Plan");

WHEREAS, Section 15 of the 1995 Plan provides that the Board of Directors of the Company (the "Board") may amend the 1995 Plan at any time, subject to the approval of the Company's shareholders only to the extent required by applicable law, regulation or stock exchange rule;

WHEREAS, the Board desires to amend the 1995 Plan to modify certain existing or to add certain definitions in Section 2 of the 1995 Plan and to modify Section 14 of the 1995 Plan relating to Change in Control, among other things; and

WHEREAS, all defined terms used herein shall have the meanings set forth in the 1995 Plan unless specifically defined herein.

NOW, THEREFORE, the 1995 Plan is hereby amended, effective as of December 12, 2001, as follows.

1. Section 2 of the 1995 Plan is hereby amended by deleting the current definition of "Change in Control" in its entirety and replacing it with the following:

         "Change in Control" means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any affiliates thereof other than to TPG Wafer Holdings LLC or any of its Affiliates (hereinafter "TPG"); (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than TPG) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the "Voting Stock") of the Company and such Person or Group actually has the power to vote such shares in any such election and (B) TPG beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person or Group; (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, TPG; (v) any Person or Group other than TPG shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction and TPG holds less than 20% of the outstanding Voting Stock of the Company.

2. Section 2 of the 1995 Plan is hereby amended to insert the following definitions:

         "Cause" means, when used in connection with the termination of a Participant's Employment, the termination of the Participant's employment by the Company or any Affiliate which employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant's Disability) or Participant's insubordination with




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         respect to a specific directive of the Participant's supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant's dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Affiliates; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Affiliates or material violation of any Company policy applicable to Participant; or (iv) Participant's commission of a crime that constitutes a felony or other crime of moral turpitude or fraud. If, subsequent to Participant's termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant's employment could have been terminated for Cause hereunder, Participant's employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. "Good Reason" means, within the two year period following a Change in Control, (i) a material diminution in a Participant's duties and responsibilities other than a change in such Participant's duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant's base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all employees of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant's primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within fifteen days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant's right to terminate his employment for Good Reason, and the Company shall not have cured such circumstances within fifteen days following the Company's receipt of such notice.

3. Section 8(e) of the 1995 Plan is hereby deleted in its entirety and replaced with the following:

         (e) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may provide that Stock Options shall be exercisable in whole or in part based upon length of service or attainment of specified performance criteria. The Committee, in its sole discretion, may provide for the acceleration of vesting of a Stock Option, in whole or in part, based on such factors or criteria (including specified performance criteria) as the Committee may determine. Notwithstanding the above, no option may be exercised until the beginning of the two-month period immediately preceding the 10th anniversary of the Grant Date to the extent that the Company's federal income tax deduction for the Option spread is precluded by Section 162(m) of the Code for the year in which the exercise would occur.

4. Section 8(f) of the 1995 Plan is hereby deleted in its entirety and replaced with the following:

         (f) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price either by cash, certified or bank check, note or other instrument acceptable to the Committee. Except as set forth in Section 8(i) hereof, as determined by the Committee in its sole discretion, payment of the exercise price may also be made in full or in part in shares of Common Stock with a Fair Market Value (determined as of the date of exercise of such Stock Option and, where such shares are withheld (as described below), net of the applicable exercise price) at least equal to such full or partial payment. Common Stock used to pay the exercise price must be shares that are already owned by the Participant for at least six months. In its discretion, the Committee may also permit any Participant to exercise an Option through a "cashless exercise" procedure involving a broker or dealer approved by the Committee, provided that the Participant has delivered an irrevocable notice of exercise (the "Notice") to the broker or dealer and such broker or dealer agrees: (A) to sell immediately the number of shares of Common Stock specified in the Notice to be acquired upon exercise of the Option in the ordinary course of its business, (B) to pay promptly to the Company the aggregate exercise price (plus the amount necessary to satisfy any applicable tax liability), and (C) to pay to the Participant the balance of the proceeds of the sale of such shares over the amount determined under clause (B) of this sentence, less applicable commissions and fees; provided, however, that the Committee may modify the provisions of this sentence to the extent necessary to conform the



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         exercise of the Option to Regulation T under the Exchange Act. The manner in which the exercise price may be paid may be subject to certain conditions specified by the Committee. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing an exercised Stock Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant exercising the Option. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of a Stock Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

5. Section 11(c) of the 1995 Plan is hereby deleted in its entirety and replaced with the following:

         (c) Other Terminations. Unless the Committee determines otherwise in its sole discretion at the time of grant or subsequent thereto, (A) if a Participant's employment or directorship with the Company and its Subsidiaries is terminated by the Company for Cause, (i) any Stock Option or portion thereof which has become exercisable as of the date such Participant's employment is terminated shall expire on the commencement of business on the date the Participant's employment is terminated for Cause, and to the extent not exercisable as of the date of termination, such Stock Option shall be forfeited, and (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award) or Performance Period (with respect to a Performance Share Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of such termination shall be forfeited; or (B) if a Participant's employment or directorship with the Company and its Subsidiaries terminates for any reason other than Cause, death, Disability or Retirement, (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period of ninety (90) days from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, and to the extent not exercisable on the date of termination, such Stock Option shall be forfeited, and
         (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award) or Performance Period (with respect to a Performance Share Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of termination shall be forfeited. In determining whether to exercise its discretion under this Section 11(c) with respect to an Incentive Stock Option, the Committee may consider the provisions of Section 422 of the Code.

6. Section 13 of the 1995 Plan is hereby amended by deleting the provision in its entirety and replacing it with the following:

         13. Adjustment Upon Changes in Common Stock

         (a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall, make such adjustments with respect to the number of shares of Common Stock subject to the Awards, the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

         (b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

         (c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the





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         Company is the surviving corporation but the holders of shares of
         Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

         (A) provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate, some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

         (B) cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to (x) with respect to an Option, the excess of (1) the value, as determined by the Committee in its absolute discretion, of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the exercise price of such Option or (y) with respect to Restricted Stock, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; or

         (C) provide for any combination of (A) or (B).

         (d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 8(a), (b) or (c) hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

         (e) No Other Rights. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Option.

7. Section 14 of the 1995 Plan is hereby amended by deleting the provision in its entirety and inserting the following in its place:

         14. Change in Control. Unless otherwise provided in a Participant's Award Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant's employment is terminated by the Company or its Affiliate that employs such Participant without Cause or by the Participant for Good Reason, all outstanding Options and all shares of Restricted Stock held by such Participant shall become immediately vested as of the effective date of the termination of such Participant's employment.

The undersigned hereby certifies that the Board of Directors of the Company duly adopted this First Amendment on December 10, 2001.

                                                      By: /s/ David L. Fleisher
                                                      Title: General Counsel and
                                                      Corporate Secretary
                                                      Date: February 26, 2002